AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

          This AMENDMENT NO. 2 TO THE CREDIT AGREEMENT, dated as of June 28, 2002 (this "Amendment"), is hereby entered into among LSP WHITEWATER, LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Delaware (the "Partnership"), EACH OF THE LENDERS SIGNATORY HERETO (the "Lenders") and DRESDNER BANK AG, NEW YORK BRANCH, the New York Branch of a banking corporation organized under the laws of Germany, as agent for the Lenders (in such capacity, the "Agent").

          WHEREAS, the parties hereto are party to a certain Credit Agreement dated as of May 1, 1995, as amended by Amendment No. 1 thereto dated as of December 31, 1995 (as so amended and as further amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"); and

          WHEREAS, the parties wish to amend the Credit Agreement pursuant to Section 11.04 thereof in order to extend the maturity date thereof as set forth below.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          Section 1.     Definitions. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement.

          Section 2.     Amendment. Effective on and as of the Effective Date (as defined in Section 3 below), the definition of "Final Maturity Date" contained in Appendix A to the Credit Agreement shall be amended by replacing, in its entirety, the definition thereof with the following:

           "Final Maturity Date" shall mean July 30, 2002.

          Section 3.     Conditions Precedent. The amendment to the Credit Agreement set forth in Section 2 shall become effective upon the date (the "Effective Date") as of which the following conditions precedent have been satisfied:

                     (i)     the Agent shall have received counterparts of this Amendment, executed and delivered by the Partnership, the Agent and each of the Lenders;

                     (ii)     the Agent shall have received from the Partnership evidence satisfactory to the Agent that the Partnership shall have received a commitment from a lender (subject only to customary terms and conditions) to replace the Agent and Lenders under the Credit Agreement on or prior to July 30, 2002; and

                     (iii)     the conditions precedent to the effectiveness of Amendment No. 2 dated as of the date hereof by and among LPS-Cottage Grove, L.P., each of the lenders signatory thereto and Dresdner Bank AG, New York Branch, as agent for such lenders to the Credit Agreement dated as of May 1, 1995 by and among such parties shall have been satisfied.

          Section 4.     Representations and Warranties. The Partnership hereby represents and warrants to each Lender and the Agent that:

                     (i)     it has full power and authority to execute, deliver and perform this Amendment;

                     (ii)     the execution, delivery and performance by the Partnership of this Amendment have been duly authorized by all necessary partnership action;

                     (iii)     this Amendment constitutes the legal, valid and binding obligation of the Partnership enforceable in accordance with its terms (except to the extent enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors, rights generally and by generally applicable principles of equity);

                     (iv)     the execution, delivery and performance of this Amendment by the Partnership does not require any Governmental Approval other than Governmental Approvals which have already been obtained and which are in full force and effect and are final and non-appealable; and

                     (v)     the execution, delivery and performance of this Amendment does not conflict with, constitute a default under, or otherwise violate (x) the Partnership's certificate of limited partnership or the Partnership Agreement, (y) any indenture, mortgage, deed of trust or other contractual instrument, covenant or restriction to which the Partnership is party or by which it or its assets may be bound or (z) any provision of any law, rule, regulation, order, writ, judgment or decree applicable to the Partnership.

          Section 5.     Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and affirmed by each of the parties hereto. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

LSP WHITEWATER, LIMITED PARTNERSHIP By LSP-WHITEWATER I, INC., as general partner By: /s/ THOMAS F. SCHWARTZ Name: Thomas F. Schwartz Title: Senior Vice President and Chief Financial Officer

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

DRESDNER BANK AG, NEW YORK BRANCH, as Agent By: /s/ LAURA J.K. SCHUMACHER Name: Laura J.K. Schumacher Title: Vice President By: /s/ BRIAN M. SMITH Name: Brian Smith Title: Director

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as Lender By: /s/ LAURA J.K. SCHUMACHER Name: Laura J.K. Schumacher Title: Vice President By: /s/ BRIAN M. SMITH Name: Brian Smith Title: Director